UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2025

STAAR Surgical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25510 Commercentre Drive Lake Forest, California		92630
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 626-303-7902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 18, 2025, STAAR Surgical Company (the “Company”) held its 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). At the 2025 Annual Meeting, the Company’s shareholders voted upon three proposals, each as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2025. As of April 22, 2025, the record date for the 2025 Annual Meeting, there were 49,526,129 outstanding shares of the Company's common stock. At the 2025 Annual Meeting, a quorum of 44,746,693 shares of the Company’s common stock were represented in person or by proxy. The final voting results with respect to each of the three proposals considered and voted upon at the 2025 Annual Meeting are set forth below.

Proposal 1: To elect six directors to serve for a term of office expiring at the Company's 2026 Annual Meeting of Shareholders or until their successors are duly elected and qualified:

	Number of Shares
	For	Withheld	Broker Non-Votes
Arthur C. Butcher	41,076,988	1,128,266	2,541,439
Stephen C. Farrell	42,142,992	62,262	2,541,439
Wei Jiang	41,337,072	868,182	2,541,439
Louis E. Silverman	42,148,565	56,689	2,541,439
Elizabeth Yeu, MD	41,809,829	395,425	2,541,439
Lilian Y. Zhou	41,898,816	306,438	2,541,439

Proposal 2: To ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2026:

Number of Shares
For	Against	Abstain
44,463,071	273,085	10,537

Proposal 3: To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

Number of Shares
For	Against	Abstain	Broker Non-Votes
41,130,690	1,049,897	24,667	2,541,439

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

June 18, 2025	By:	/s/ Stephen C. Farrell
Stephen C. Farrell
Chief Executive Officer